                     Exhibit 99.2 - Joint Filers' Signatures

Designated Filer:  Forest Laboratories, Inc.
Issuer & Ticker Symbol:  Clinical Data, Inc. (CLDA)
Date of Event Requiring Statement:  February 22, 2011

                                                          FLI International LLC

                                                          By:     /s/ David Solomon
                                                               ----------------------------------------------------
                                                          Name:   David Solomon
                                                          Title:  Vice President
                                                          Date:   March 4, 2011

                                                          FL Holding C.V.

                                                          By:     /s/ Ralph Kleinman
                                                               ----------------------------------------------------
                                                          Name:   Ralph Kleinman
                                                          Title:  Manager
                                                          Date:   March 4, 2011

                                                          Magnolia Acquisition Corp.

                                                          By:     /s/ David Solomon
                                                               ----------------------------------------------------
                                                          Name:   David Solomon
                                                          Title:  Vice President
                                                          Date:   March 4, 2011